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                                  EXHIBIT 99.1






FOR IMMEDIATE RELEASE:


                         STERLING FINANCIAL CORPORATION
                            DECLARES A CASH DIVIDEND


         LANCASTER, PA (November 21, 2001)-Sterling Financial Corporation (NASDAQ: SLFI), is pleased to announce that a $.20 per share cash dividend was declared on November 20, 2001. The dividend is payable on January 2, 2002, to shareholders of record December 14, 2001. This dividend represents a 5.3% increase over the $.19 dividend per share paid in January 2001.

         Sterling Financial Corporation now operates 49 banking locations through its subsidiary banks, Bank of Lancaster County, N.A., First National Bank of North East, Bank of Hanover and Trust Company and Bank of Lebanon County.


Contact: John E. Stefan, Chairman of the Board,
         President and Chief Executive Officer
         (717) 581-6030